EXHIBIT 99.1

FORM OF PRELIMINARY PROXY CARD
VOTE BY INTERNET – www.investorvote.com/SBAZ
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE – 1-800-652-8683
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time one day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202.
STATE BANK CORP. 1771 MCCULLOCH BLVD. LAKE HAVASU CITY, AZ 86403
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
STATE BANK CORP.
For Against Abstain
☐ ☐ ☐
☐ ☐ ☐
The Board of Directors recommends you vote FOR proposals 1 and 2.
1. To approve the Plan and Agreement of Merger, dated as of September 30, 2019, among Glacier Bancorp, Inc., Glacier Bank, State Bank Corp. and State Bank of Arizona.
2. To adjourn the State Bank Corp. special meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of approval of the merger agreement.
NOTE: If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your proxy MUST be by INTERNET or MAIL.
For address changes and/or comments, please check this box ☐
and write them on the back where indicated.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX]
Date Signature (Joint Owners) Date

STATE BANK CORP.
Special Meeting Site:
Stockholder Inquiries:
Investor Relations: Shugrue’s Bridgeview Room 1425 McCulloch Boulevard
Lake Havasu City, Arizona 86403
(telephone: 928-855-0000; web site: www.mohavestatebank.com)
If you are a stockholder of record, send inquiries concerning transfer of shares, lost certificates or address changes to the Company’s Transfer Agent/Registrar, Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202
Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Craig Wenner, Chief Financial Officer, State Bank Corp., 1771 McCulloch Boulevard, Lake Havasu City, AZ 86403 (telephone: 928-302-5166; e-mail: CWenner@statebankaz.com
E33489-TBD
STATE BANK CORP.
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Brian M. Riley and James E. Baker as proxies, each with power to act alone and to appoint a substitute, and authorizes each of them to represent and vote as specified on the other side of this proxy, all shares of common stock of State Bank Corp. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at [        ] p.m., Mountain Time, on [                    ], 2019, at the headquarters of the Company at Shugrue’s Bridgeview Room 1425 McCulloch Boulevard, Lake Havasu City, Arizona 86403, and all adjournments thereof. The shares represented by this proxy will be voted as specified on the other side. If no choice is specified, this proxy will be voted FOR Proposals 1 and 2. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Special Meeting.
The undersigned hereby acknowledges receipt of the Proxy Statement of the Company.
Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.
Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed and dated on the other side